                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports relating to the following financial statements which appear in such Prospectus.

      FINANCIAL STATEMENTS                                       REPORT DATE
      --------------------                                       -----------
      National Equipment Services, Inc. and Subsidiaries....   April 1, 1998,
                                                               except for the
                                                               information in
                                                               Note 13 as to
                                                               which the date is
                                                               January 5, 1999
      Aerial Platforms, Inc..................................  November 4, 1997
      Lone Star Rentals, Inc.................................  November 4, 1997
      BAT Rentals, Inc.......................................  November 4, 1997
      Sprintank and Sprintank Mobile Storage
       (division of Sprint Industrial Services, Inc.)........  November 4, 1997
      MST Enterprises, Inc. d/b/a Equipco Rental and Sales..   November 4, 1997
      Work Safe Supply Company, Inc. and Subsidiaries........  March 4, 1998
      Genpower Pump & Equipment, Inc.........................  March 3, 1998
      Albany Ladder Company, Inc.............................  September 3, 1998
      R & R Rentals, Inc.....................................  September 3, 1998

     We also consent to the application of the National Equipment Services, Inc. and Subsidiaries report to the Financial Statement Schedules for the period from inception (June 4, 1996) through December 31, 1996 and the year ended December 31, 1997 listed under Item 21(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 2, 1999